L A B O N T E  &  C O.                            1205 - 1095 WEST PENDER STREET
=======================                           VANCOUVER, BC  CANADA
CHARTERED ACCOUNTANTS                             V6E 2M6
                                                  TELEPHONE     (604) 682-2778
                                                  FACSIMILE     (604) 689-2778
                                                  EMAIL:     RJL@LABONTECO.COM




March 31, 2002




U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  PAN ASIA MINING CORP. - FORM 20-F


Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form 20-F Registration Statement dated March 31, 2002 of the following:

- Our report dated May 18, 2001 to the Board of Directors and Shareholders of Pan Asia Mining Corp. on the financial statements of the Company as at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998.

In addition, we also consent to the reference to our firm included in this Form 20-F Registration Statement.

Yours  truly,


"LaBonte  &  Co."

LABONTE  &  CO.
CHARTERED  ACCOUNTANTS


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